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                     STOCKHOLDER PROTECTION RIGHTS AGREEMENT

                                   DATED AS OF

                                   MAY 5, 1999

                                     BETWEEN


                               LENOX BANCORP, INC.


                                       AND


                              THE FIFTH THIRD BANK

                                 AS RIGHTS AGENT










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                     STOCKHOLDER PROTECTION RIGHTS AGREEMENT

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                    ARTICLE I
                               CERTAIN DEFINITIONS

Section 1.1   Certain Definitions.....................................         2

                                   ARTICLE II
                                   THE RIGHTS

Section 2.1   Summary of Rights........................................       10
Section 2.2   Legend on Common Stock Certificates......................       10
Section 2.3   Exercise of Rights; Separation of Rights.................       11
Section 2.4   Adjustments to Exercise Price; Number of Rights..........       14
Section 2.5   Date on which Exercise is Effective......................       15
Section 2.6   Execution, Authentication, Delivery and Dating
                  of Rights Certificates...............................       16
Section 2.7   Registration, Registration of Transfer and Exchange......       17
Section 2.8   Mutilated, Destroyed, Lost and Stolen Rights
                  Certificates.........................................       18
Section 2.9   Persons Deemed Owners....................................       19
Section 2.10  Delivery and Cancellation of Certificates................       19
Section 2.11  Agreement of Rights Holders..............................       20


                                   ARTICLE III
         ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS

Section 3.1   Flip-in..................................................       21
Section 3.2   Flip-over................................................       24




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                                   ARTICLE IV
                                THE RIGHTS AGENT

Section 4.1   General..................................................       25
Section 4.2   Merger or Consolidation or Change of Name
                   of Rights Agent.....................................       26
Section 4.3   Duties of Rights Agent...................................       27
Section 4.4   Change of Rights Agent...................................       30


                                    ARTICLE V
                                  MISCELLANEOUS

Section 5.1    Redemption..............................................       32
Section 5.2    Expiration..............................................       33
Section 5.3    Issuance of New Rights Certificates.....................       33
Section 5.4    Supplements and Amendments..............................       34
Section 5.5    Fractional Shares.......................................       34
Section 5.6    Rights of Action........................................       34
Section 5.7    Holder of Rights Not Deemed a Stockholder...............       35
Section 5.8    Notice of Proposed Actions..............................       35
Section 5.9    Notices.................................................       36
Section 5.10   Suspension of Exercisability............................       37
Section 5.11   Costs of Enforcement....................................       37
Section 5.12   Successors..............................................       37
Section 5.13   Benefits of this Agreement..............................       37
Section 5.14   Determination and Actions by the Board of
                   Directors, etc......................................       38
Section 5.15   Descriptive Headings....................................       38
Section 5.16   Governing Law...........................................       39
Section 5.17   Counterparts............................................       39
Section 5.18   Severability............................................       39


                                     EXHIBIT

Exhibit A      Form of Rights Certificate
                   (Together with Form of Election to Exercise)




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                     STOCKHOLDER PROTECTION RIGHTS AGREEMENT
                     ---------------------------------------


      STOCKHOLDER PROTECTION RIGHTS AGREEMENT (as amended from time to time,

this "Agreement"), dated as of May 5, 1999, between Lenox Bancorp, Inc., an Ohio

Corporation (the "Company"), and The Fifth Third Bank, Cincinnati, Ohio, as

Rights Agent (the "Rights Agent," which term shall include any successor Rights

Agent hereunder).

                                   WITNESSETH:
                                   ----------

      WHEREAS, the Board of Directors of the Company has (a) authorized and declared a dividend of one right ("Right") in respect of each share of Common

Stock (as hereinafter defined) held of record as of the close of business on May

27, 1999 (the "Record Time") and (b) as provided in Section 2.4, authorized the issuance of one Right in respect of each share of Common Stock issued after the

Record Time and prior to the Separation Time (as hereinafter defined) and, to the extent provided in Section 5.3, each share of Common Stock issued after the

Separation Time;

      WHEREAS, subject to Sections 3.1, 3.2, 5.1 and 5.10, each Right entitles the holder thereof, after the Separation Time, to purchase securities of the

Company (or, in certain cases, of certain other entities) pursuant to the terms and subject to the conditions set forth herein; and

      WHEREAS, the Company desires to appoint the Rights Agent to act on behalf of the Company, and the Rights Agent is willing so to act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;

      NOW THEREFORE, in consideration of the premises and the respective agreements set forth herein, the parties hereby agree as follows:



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                                    ARTICLE I
                               CERTAIN DEFINITIONS

      1.1 Certain Definitions. For purposes of this Agreement, the following
          -------------------
terms have the meanings indicated:

      "Acquiring Person" shall mean any Person who is a Beneficial Owner of 20%

or more of the outstanding shares of Common Stock; PROVIDED, HOWEVER, that the term "Acquiring Person" shall not include any Person (i) who is the Beneficial

Owner of 20% or more of the outstanding shares of Common Stock on the date of this Agreement or who shall become the Beneficial Owner of 20% or more of the outstanding shares of Common Stock solely as a result of an acquisition by the

Company of shares of Common Stock, until such time hereafter or thereafter as any of such Persons shall become the Beneficial Owner (other than by means of a stock dividend or stock split) of any additional shares of Common Stock, (ii)

who is the Beneficial Owner of 20% or more of the outstanding shares of Common

Stock but who acquired Beneficial Ownership of shares of Common Stock without any plan or intention to seek or affect control of the Company, if such Person promptly enters into an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power,

including voting, with respect to such shares), sufficient shares of Common

Stock (or securities convertible into, exchangeable into or exercisable for

Common Stock) so that such Person ceases to be the Beneficial Owner of 20% or more of the outstanding shares of Common Stock or (iii) who Beneficially Owns shares of Common Stock consisting solely of one or more of (A) shares of Common

Stock Beneficially Owned pursuant to the grant or exercise of an option granted to such Person by the Company in connection with an agreement to merge with, or acquire, the

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Company entered into prior to a Flip-in Date, (B) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock),

Beneficially Owned by such Person or its Affiliates or Associates at the time of grant of such option, (C) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) acquired by Affiliates or Associates of such Person after the time of such grant which, in the aggregate, amount to less than 1% of the outstanding shares of Common Stock, and

(D) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) which are held by such Person in trust accounts,

managed accounts and the like or otherwise held in a fiduciary capacity, that are beneficially owned by third persons who are not Affiliates or Associates of such Person or acting together with such Person to hold such shares, or which are held by such Person in respect of a debt previously contracted. In addition,

the Company, any wholly owned Subsidiary of the Company and any employee stock ownership or other employee benefit plan of the Company or a wholly owned

Subsidiary of the Company shall not be an Acquiring Person.

      "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as amended

(the "Securities Exchange Act"), as such Rule is in effect on the date of this

Agreement.

      A Person shall be deemed the "Beneficial Owner," and to have "Beneficial

Ownership" of, and to "Beneficially Own," any securities as to which such Person or any of such Person's Affiliates or Associates is or may be deemed to be the beneficial owner of pursuant to Rules 13d-3 and 13d-5 under the Securities

Exchange Act, as such Rules are in effect on the date of this Agreement, as well as any securities as to which such Person or any of such Person's Affiliates or

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Associates has the right to become Beneficial Owner (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights),

warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the "Beneficial Owner", or to have "Beneficial Ownership" of, or to

"Beneficially Own," any security (i) solely because such security has been tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered security is accepted for payment or exchange or (ii) solely because such Person or any of such

Person's Affiliates or Associates has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy given in response to a public proxy or consent solicitation made to more than ten holders of shares of a class of stock of the Company registered under Section 12 of the Securities

Exchange Act and pursuant to, and in accordance with, the applicable rules and regulations under the Securities Exchange Act, except if such power (or the arrangements relating thereto) is then reportable under Item 6 of Schedule 13D under the Securities Exchange Act (or any similar provision of a comparable or successor report). Notwith standing the foregoing, no officer or director of the

Company shall be deemed to Beneficially Own any securities of any other Person by virtue of any actions such officer or director takes in such capacity. For purposes of this Agreement, in determining the percentage of the outstanding shares of Common Stock with respect to which a Person is the Beneficial Owner,

all shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding.

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      "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Ohio are generally authorized or obligated by law or executive order to close.

      "Close of Business" on any given date shall mean 5:00 p.m. Eastern time on such date (or, if such date is not a Business Day, 5:00 p.m. Eastern time on the next succeeding Business Day).

      "Common Stock" shall mean the shares of Common Stock, without par value per share, of the Company.

      "Exchange Time" shall mean the time at which the right to exercise the

Rights shall terminate pursuant to Section 3.1(c) hereof.

      "Exercise Price" shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal $55.00.

      "Expiration Time" shall mean the earliest of (i) the Exchange Time, (ii)

the Redemption Time, (iii) May 27, 2009 and (iv) upon the merger of the Company into another corporation pursuant to an agreement entered into prior to a

Flip-in Date.

      "Flip-in Date" shall mean the tenth business day after any Stock

Acquisition Date or such earlier or later date as the Board of Directors of the

Company may from time to time fix by resolution adopted prior to the Flip-in

Date that would otherwise have occurred.

      "Flip-over Entity," for purposes of Section 3.2, shall mean (i) in the case of a Flip-over Transaction or Event described in clause (i) of the definition thereof, the Person issuing any securities into which shares of

Common Stock are being converted or exchanged and, if no such securities are being issued, the other party to such Flip over Transaction or

Event and (ii) in the case of a Flip over Transaction or Event referred to in clause (ii) of the definition thereof, the Person receiving the greatest portion of the assets or earning power being transferred in such Flip-over Transaction or Event, provided in all cases if such Person is a subsidiary of a corporation,

the parent corporation shall be the Flip-over Entity.

      "Flip-over Stock" shall mean the capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors

(or other persons similarly responsible for direction of the business and affairs) of the Flip-over Entity.

      "Flip-over Transaction or Event" shall mean a transaction or series of transactions after a Flip-in Date in which, directly or indirectly, (i) the

Company shall consolidate or merge or participate in a share exchange with any other Person if, at the time of the consolidation, merger or share exchange or at the time the Company enters into any agreement with respect to any such consolidation, merger or share exchange, the Acquiring Person Controls the Board of Directors of the Company and either (A) any term of or arrangement concerning the treatment of shares of capital stock in such consolidation, merger or share exchange relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of the Common Stock or (B) the Person with whom the transaction or series of transactions occurs is the Acquiring

Person or an Affiliate or Associate of the Acquiring Person or (ii) the Company

shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) assets (A) aggregating more than 50% of the assets

(measured by either book value or fair market value) or (B) generating more than

50% of the operating income or cash flow, of the Company and its Subsidiaries

(taken as a whole) to any Person (other than the Company or one or more of its

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wholly owned Subsidiaries) or to two or more such Persons which are Affiliates or Associates or otherwise acting in concert, if, at the time of the entry by the Company (or any such Subsidiary) into an agreement with respect to such sale or transfer of assets, the Acquiring Person Controls the Board of Directors of

the Company. An Acquiring Person shall be deemed to Control the Company's Board of Directors when, following a Flip-in Date, the persons who were directors of the Company before the Flip-in Date shall cease to constitute a majority of the

Company's Board of Directors.

      "Market Price" per share of any securities on any date shall mean the average of the daily closing prices per share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; PROVIDED, HOWEVER,

that if an event of a type analogous to any of the events described in Section

2.4 hereof shall have caused the closing prices used to determine the Market

Price on any Trading Days during such period of 20 Trading Days not to be fully comparable with the closing price on such date, each such closing price so used shall be appropriately adjusted in order to make it fully comparable with the closing price on such date. The closing price per share of any securities on any date shall be the last reported sale price, regular way, or, in case no such sale takes place or is quoted on such date, the average of the closing bid and asked prices, regular way, for each share of such securities, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc.

or, if the securities are not listed or admitted to trading on the New York

Stock Exchange, Inc., as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the

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securities are listed or admitted to trading or, if the securities are not listed or admitted to trading on any national securities exchange, as reported by the Nasdaq Stock Market or such other system then in use, or, if on any such date the securities are not listed or admitted to trading on any national securities exchange or quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected by the Board of Directors of the Company;

PROVIDED, HOWEVER, that if on any such date the securities are not listed or admitted to trading on a national securities exchange or traded in the over-the counter market, the closing price per share of such securities on such date shall mean the fair value per share of securities on such date as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm, and set forth in a certificate delivered to the Rights Agent.

      "Person" shall mean any individual, firm, partnership, association, group

(as such term is used in Rule 13d-5 under the Securities Exchange Act, as such

Rule is in effect on the date of this Agreement), corporation or other entity.

      "Redemption Price" shall mean an amount equal to one cent, $0.01.

      "Redemption Time" shall mean the time at which the right to exercise the

Rights shall terminate pursuant to Section 5.1 hereof.

      "Separation Time" shall mean the close of business on the earlier of (i)

the tenth business day (or such later date as the Board of Directors of the

Company may from time to time fix by resolution adopted prior to the Separation

Time that would otherwise have occurred) after the date on which any Person commences a tender or exchange offer which, if consummated, would result in such Person's becoming an Acquiring Person and (ii) the Flip-in Date; PROVIDED,

that if

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the foregoing results in the Separation Time being prior to the Record Time,

the Separation Time shall be the Record Time and PROVIDED FURTHER, that if any tender or exchange offer referred to in clause (i) of this paragraph is cancelled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of Common Stock pursuant thereto, such offer shall be deemed, for purposes of this paragraph, never to have been made.

      "Stock Acquisition Date" shall mean the first date of public announcement by the Company (by any means) that an Acquiring Person has become such.

      "Subsidiary" of any specified Person shall mean any corporation or other entity of which a majority of the voting power of the equity securities or a majority of the equity interest is Beneficially Owned, directly or indirectly,

by such Person.

      "Trading Day," when used with respect to any securities, shall mean a day on which the New York Stock Exchange, Inc. is open for the transaction of business or, if such securities are not listed or admitted to trading on the New

York Stock Exchange, Inc., a day on which the principal national securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if such securities are not listed or admitted to trading on any national securities exchange, a Business Day.

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                                   ARTICLE II

                                   THE RIGHTS

      2.1 Summary of Rights. As soon as practicable after the Record Time, the
          -----------------

Company will mail a letter summarizing the terms of the Rights to each holder of record of Common Stock as of the Record Time, at such holder's address as shown by the records of the Company.

      2.2 Legend on Common Stock Certificates. Certificates for the Common Stock
          -----------------------------------

issued after the Record Time but prior to the Separation Time shall evidence one

Right for each share of Common Stock represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

      Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of May 5, 1999 (as such may be amended from time to time, the "Rights Agreement"), between Lenox Bancorp, Inc. (the "Company") and The Fifth Third Bank, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may become exercisable for securities or assets of the Company or of another entity, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge promptly after the receipt of a written request therefor.

Certificates representing shares of Common Stock that are issued and outstanding at the Record Time shall evidence one Right for each share of Common Stock evidenced thereby notwithstanding the absence of the foregoing legend.


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      2.3 Exercise of Rights; Separation of Rights. (a) Subject to Sections 3.1,
          ----------------------------------------

5.1 and 5.10 and subject to adjustment as herein set forth, each Right will entitle the holder thereof, after the Separation Time and prior to the

Expiration Time, to purchase, for the Exercise Price, one-half of one share of

Common Stock.

      (b) Until the Separation Time, (i) no Right may be exercised; and (ii)

each Right will be evidenced by the certificate for the associated share of

Common Stock (together, in the case of certificates issued prior to the Record

Time, with the letter mailed to the record holder thereof pursuant to Section

2.1) and will be transferable only together with, and will be transferred by a transfer (whether with or without such letter) of, such associated share.

      (c) Subject to this Section 2.3 and to Sections 3.l, 5.1 and 5.10, after the Separation Time and prior to the Expiration Time, the Rights (i) may be exercised and (ii) may be transferred independent of shares of Common Stock.

Promptly following the Separation Time, the Company will prepare and execute and the Rights Agent will countersign and the Rights Agent, if required by the

Company, will mail to each holder of record of Common Stock as of the Separation

Time (other than any Person whose Rights have become void pursuant to Section

3.1(b)), at such holder's address as shown by the records of the Company (the

Company hereby agreeing to furnish copies of such records to the Rights Agent for this purpose), (x) a certificate (a "Rights Certificate") in substantially the form of Exhibit A hereto appropriately completed, representing the number of

Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation
made pursuant thereto or with any rule or regulation of any national securities exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage, and (y) a disclosure statement describing the

Rights.

      (d) Subject to Sections 3.1, 5.1 and 5.10, Rights may be exercised on any

Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent the Rights Certificate evidencing such Rights with an Election to Exercise (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly completed, accompanied by payment in cash, or by certified or official bank check or money order payable to the order of the Company, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares or depositary receipts (or both) in a name other than that of the holder of the Rights being exercised.

      (e) Upon receipt of a Rights Certificate, with an Election to Exercise accompanied by payment as set forth in Section 2.3(d), and subject to Sections

3.1, 5.1 and 5.10, the Rights Agent will thereupon promptly (i) (A) requisition from a transfer agent stock certificates evidencing such number of shares or other securities to be purchased (the Company hereby irrevocably authorizing its transfer agents to comply with all such requisitions) and (B) if the Company elects pursuant to Section 5.5 not to issue certificates representing fractional shares, requisition from the depositary selected by the Company depositary receipts representing the fractional shares to be purchased or requisition from the Company the amount of cash to be paid in lieu of fractional shares in accordance with Section 5.5 and (ii) after receipt of such certificates,

depositary receipts
and/or cash, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered (in the case of certificates or depositary receipts) in such name or names as may be designated by such holder.

      (f) In case the holder of any Rights shall exercise less than all the

Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

      (g) The Company covenants and agrees that it will (i) take all such action as may be necessary to ensure that all shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable; (ii) take all such action as may be necessary to comply with any applicable requirements of the Securities Act of

1933, as amended or the Securities Exchange Act, and the rules and regulations thereunder, and any other applicable law, rule or regulation, in connection with the issuance of any shares upon exercise of Rights; and (iii) pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Rights

Certificates or of any shares issued upon the exercise of Rights, provided that the Company shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of

Rights Certificates or the issuance or delivery of certificates for shares in a name other than that of the holder of the Rights being transferred or exercised.

      2.4 Adjustments to Exercise Price; Number of Rights. (a) In the event the
          -----------------------------------------------

Company shall at any time after the Record Time and prior to the Separation Time

(i) declare or pay a dividend on Common Stock payable in Common Stock, (ii)

subdivide the outstanding Common Stock or (iii) combine the outstanding Common

Stock into a smaller number of shares of Common Stock, (x) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of shares of Common

Stock (the "Expansion Factor") that a holder of one share of Common Stock immediately prior to such dividend, subdivision or combination would hold thereafter as a result thereof and (y) each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be distributed among the shares of

Common Stock with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend,

subdivision or combination, so that each such share of Common Stock will have exactly one Right associated with it. Each adjustment made pursuant to this paragraph shall be made as of the payment or effective date for the applicable dividend, subdivision or combination.

       In the event the Company shall at any time after the Record Time and prior to the Separation Time issue any shares of Common Stock otherwise than in a transaction referred to in the preceding paragraph, each such share of Common

Stock so issued shall automatically have one new Right associated with it, which

Right shall be evidenced by the certificate representing such share. To the extent provided in Section 5.3, Rights shall be issued by the Company in respect of shares of Common Stock that are issued or sold by the Company after the

Separation Time.

      (b) In the event the Company shall at any time after the Record Time and prior to the Separation Time issue or distribute any securities or assets in respect of, in lieu of or in exchange for Common Stock (other than pursuant to a regular periodic cash dividend or a dividend paid solely in Common Stock)

whether by dividend, in a reclassification or recapitalization (including any such transaction involving a merger, consolidation or share exchange), or otherwise, the Company shall make such adjustments, if any, in the Exercise

Price, number of Rights and/or securities or other property purchasable upon exercise of Rights as the Board of Directors of the Company, in its sole discretion, may deem to be appropriate under the circumstances in order to adequately protect the interests of the holders of Rights generally, and the

Company and the Rights Agent shall amend this Agreement as necessary to provide for such adjustments.

      (c) Each adjustment to the Exercise Price made pursuant to this Section

2.4 shall be calculated to the nearest cent. Whenever an adjustment to the

Exercise Price is made pursuant to this Section 2.4, the Company shall (i)

promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment and (ii) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate.

      (d) Rights certificates shall represent the securities purchasable under the terms of this Agreement, including any adjustment or change in the securities purchasable upon exercise of the Rights, even though such certificates may continue to express the securities purchasable at the time of issuance of the initial Rights Certificates.

      2.5  Date on Which Exercise is Effective. Each person in whose name any
           -----------------------------------
certificate for shares is issued upon the exercise of Rights shall for all purposes be deemed to have become
the holder of record of the shares represented thereby on the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price for such Rights (and any applicable taxes and other governmental charges payable by the exercising holder hereunder) was made;

PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the stock transfer books of the Company are open.

      2.6 Execution, Authentication, Delivery and Dating of Rights Certificates.
          ---------------------------------------------------------------------

(a) The Rights Certificates shall be executed on behalf of the Company by its

Chairman of the Board, President or one of its Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant

Secretaries. The signature of any of these officers on the Rights Certificates may be manual or facsimile.

      Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights

Certificates.

      Promptly after the Separation Time, the Company will notify the Rights

Agent of such Separation Time and will deliver Rights Certificates executed by the Company to the Rights Agent for countersignature, and, subject to Section

3.1(b), the Rights Agent shall manually countersign and deliver such Rights

Certificates to the holders of the Rights pursuant to Section 2.3(c) hereof. No

Rights Certificate shall be valid for any purpose unless manually counter signed by the Rights Agent.

      (b) Each Rights Certificate shall be dated the date of countersignature thereof.

      2.7. Registration, Registration of Transfer and Exchange. (a) After the
           ---------------------------------------------------

Separation Time, the Company will cause to be kept a register (the "Rights

Register") in which, subject to such reasonable regulations as it may prescribe,

the Company will provide for the registration and transfer of Rights. The Rights

Agent is hereby appointed "Rights Registrar" for the purpose of maintaining the

Rights Register for the Company and registering Rights and transfers of Rights after the Separation Time as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times after the Separation Time.

      After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Section 2.7(c) and (d), the Company will execute, and the

Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificate so surrendered.

      (b) Except as otherwise provided in Section 3.1(b), all Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Company, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

      (c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

      (d) The Company shall not be required to register the transfer or exchange of any Rights after such Rights have become void under Section 3.1(b), been exchanged under Section 3.1(c) or been redeemed or terminated under Section 5.1.

      2.8 Mutilated, Destroyed, Lost and Stolen Rights Certificates. (a) If any
          ---------------------------------------------------------

mutilated Rights Certificate is surrendered to the Rights Agent prior to the

Expiration Time, then, subject to Sections 3.1(b), 3.1(c) and 5.1, the Company shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

      (b) If there shall be delivered to the Company and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction,

loss or theft of any Rights Certificate, and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless,

then, subject to Sections 3.1(b), 3.1(c) and 5.1 and in the absence of notice to the Company or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the

Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

      (c) As a condition to the issuance of any new Rights Certificate under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other
governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

      (d) Every new Rights Certificate issued pursuant to this Section 2.8 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and, subject to Section 3.1(b), shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

      2.9 Persons Deemed Owners. Prior to due presentment of a Rights
          ---------------------

Certificate (or, prior to the Separation Time, the associated Common Stock certificate) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name such Rights Certificate (or, prior to the Separation Time, such Common

Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, including the payment of the

Redemption Price and neither the Company nor the Rights Agent shall be affected by any notice to the con trary. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated shares of Common Stock).

      2.10 Delivery and Cancellation of Certificates. All Rights Certificates
           -----------------------------------------

surrendered upon exercise or for registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the

Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent.

The Company may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and all

Rights Certificates so delivered shall be promptly cancelled by the Rights

Agent. No Rights Certificates shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.10, except as expressly permitted by this Agreement. The Rights Agent shall return all cancelled Rights Certificates to the Company.

      2.11 Agreement of Rights Holders. Every holder of Rights by accepting the
           ---------------------------

same consents and agrees with the Company and the Rights Agent and with every other holder of Rights that:

      (a) prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated share of

Common Stock;

      (b) after the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein;

      (c) prior to due presentment of a Rights Certificate (or, prior to the

Separation Time, the associated Common Stock certificate) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the

Rights Agent may deem and treat the person in whose name the Rights Certificate

(or, prior to the Separation Time, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

      (d) Rights beneficially owned by certain Persons will, under the circumstances set forth in Section 3.1(b), become void; and

      (e) this Agreement may be supplemented or amended from time to time pursuant to Section 2.4(b) or 5.4 hereof


                                   ARTICLE III

         ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS

      3.1 Flip-in. (aIn the event that prior to the Expiration Time a Flip-in
          -------

Date shall occur, except as provided in this Section 3.1, each Right shall constitute the right to purchase from the Company, upon exercise thereof in accordance with the terms hereof (but subject to Section 5.10), that number of shares of Common Stock having an aggregate Market Price on the Stock Acquisition

Date equal to one and one-half times the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that on or after such Stock Acquisition Date an event of a type analogous to any of the events described in Section 2.4(a) or (b) shall have occurred with respect to the Common Stock).

      (b) Notwithstanding the foregoing, any Rights that are or were

Beneficially Owned on or after the Stock Acquisition Date by an Acquiring Person or an Affiliate or Associate thereof or by any transferee, direct or indirect,

of any of the foregoing shall become void and any holder of such Rights

(including transferees) shall thereafter have no right to exercise or transfer such Rights under any provision of this Agreement. If any Rights Certificate is presented for assignment or exercise and the Person presenting the same will not complete the certification set forth at the end of the form of assignment or notice of election to exercise and provide such additional evidence of the identity of the Beneficial Owner and its Affiliates and Associates (or former

Beneficial Owners and their Affiliates and Associates) as the Company shall reasonably
request, then the Company shall be entitled conclusively to deem the Beneficial

Owner thereof to be an Acquiring Person or an Affiliate or Associate thereof or a transferee of any of the foregoing and accordingly will deem the Rights evidenced thereby to be void and not transferable or exercisable.

      (c) The Board of Directors of the Company may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the

Beneficial Owner of more than 50% of the outstanding shares of Common Stock,

elect to exchange all (but not less than all) of the then outstanding Rights

(which shall not include Rights that have become void pursuant to the provisions of Section 3.1(b)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted in order to protect the interests of holders of Rights generally in the event that after the Separation

Time an event of a type analogous to any of the events described in Section

2.4(a) or (b) shall have occurred with respect to the Common Stock (such exchange ratio, as adjusted from time to time, being hereinafter referred to as the "Exchange Ratio").

      Immediately upon the action of the Board of Directors of the Company electing to exchange the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right (other than Rights that have become void pursuant to Section 3.1(b)) will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio. Promptly after the action of the Board of Directors electing to exchange the Rights, the Company shall give notice thereof (specifying the steps to be taken to receive shares of Common Stock in exchange for Rights) to the Rights Agent and the holders of
the Rights (other than Rights that have become void pursuant to Section 3.1(b))

outstanding immediately prior thereto by mailing such notice in accordance with

Section 5.9.

      Each Person in whose name any certificate for shares is issued upon the exchange of Rights pursuant to this Section 3.1(c) or Section 3.1(d) shall for all purposes be deemed to have become the holder of record of the shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of any applicable taxes and other governmental charges payable by the holder was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the stock transfer books of the Company are open.

      (d) Whenever the Company shall become obligated under Section 3.1(a) or

(c) to issue shares of Common Stock upon exercise of or in exchange for Rights,

the Company, at its option, may substitute, to the extent available, therefor shares of Preferred Stock, at a ratio of one one-hundredth of a share of

Preferred Stock for each share of Common Stock so issuable.

      (e) In the event that there shall not be sufficient treasury shares or authorized but unissued shares of Common Stock or Preferred Stock of the Company to permit the exercise or exchange in full of the Rights in accordance with

Section 3.1(a) or (c), the Company shall either (i) call a meeting of stockholders seeking approval to cause sufficient additional shares to be authorized (provided that if such approval is not obtained the Company will take the action specified in clause (ii) of this sentence) or (ii) take such action as shall be necessary to ensure and provide, to the extent permitted by applicable law and any agreements or instruments in effect on the Stock Acquisition Date to which it is a party, that each Right shall thereafter constitute the right to receive, (x) at the Company's option, either

(A) in return for the Exercise Price, debt or equity securities or other assets

(or a combination thereof) having a fair value equal to one and one-half the

Exercise Price, or (B) without payment of consideration (except as otherwise required by applicable law), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the Exercise Price, or (y) if the Board of Directors of the Company elects to exchange the Rights in accordance with Section 3.1(c), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the product of the Market

Price of a share of Common Stock on the Flip-in Date times the Exchange Ratio in effect on the Flip-in Date, where in any case set forth in (x) or (y) above the fair value of such debt or equity securities or other assets shall be as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm.

      3.2 Flip-over. (a) Prior to the Expiration Time, the Company shall not
          ---------

enter into any agreement with respect to, consummate or permit to occur any

Flip-over Transaction or Event unless and until it shall have entered into a supplemental agreement with the Flip-over Entity, for the benefit of the holders of the Rights, providing that, upon consummation or occurrence of the Flip-over

Transaction or Event (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms hereof, that number of shares of Flip-over Stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to one and one-half the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in order to protect the interests of the holders of

Rights generally in the
event that after such date of consummation or occurrence an event of a type analogous to any of the events described in Section 2.4(a) or (b) shall have occurred with respect to the Flip-over Stock) and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over

Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to this Agreement. The provisions of this Section

3.2 shall apply to successive Flip-over Transactions or Events.

      (b) Prior to the Expiration Time, unless the Rights will be redeemed pursuant to Section 5.1 hereof in connection therewith, the Company shall not enter into any agreement with respect to, consummate or permit to occur any

Flip-over Transaction or Event if at the time thereof there are any rights,

warrants or securities outstanding or any other arrangements, agreements or instruments that would eliminate or otherwise diminish in any material respect the benefits intended to be afforded by this Rights Agreement to the holders of

Rights upon consummation of such transaction.


                                   ARTICLE IV

                                THE RIGHTS AGENT

      4.1 General. (a) The Company hereby appoints the Rights Agent to act as
          -------

agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless
against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability.

      (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for securities purchasable upon exercise of Rights, Rights Certificate, certificate for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent,

certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

      4.2 Merger or Consolidation or Change of Name of Rights Agent. (a) Any
          ---------------------------------------------------------

corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights

Agent is a party, or any corporation succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto,

provided that such corporation would be eligible for appointment as a successor

Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights

Agent
and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights

Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the

Rights Certificates and in this Agreement.

      (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

      4.3 Duties of Rights Agent. The Rights Agent undertakes the duties and
          ----------------------

obligations imposed by this Agreement upon the following terms and conditions,

by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

      (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

      (b) Whenever in the performance of its duties under this Agreement the

Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder,

such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Vice Chairman of the Board, the President or any

Vice President and by the Treasurer or any Assistant Treasurer or the Secretary

or any Assistant Secretary of the Company and delivered to the Rights Agent; and

such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

      (c) The Rights Agent will be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

       (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for securities purchasable upon exercise of Rights or the Rights

Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.

      (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificate for securities purchasable upon exercise of Rights or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the

Company of any covenant or condition contained in this Agreement or in any

Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to

Section 3.1(b) hereof) or any adjustment required under the provisions of

Section 2.4, 3.1 or 3.2 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.4 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any securities purchasable upon exercise of Rights or any Rights or as to whether any securities purchasable upon exercise of Rights will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable.

      (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

      (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the President or any Vice President or

the Secretary or any Assistant Secretary or the Treasurer or any Assistant

Treasurer of the Company, and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such person. At any time the Rights Agent may apply to the Company for written instructions with respect to any matter arising in connection with the

Rights Agent's duties and obligations arising under this Agreement. Such application by the Rights Agent for written instructions from the Company may,

at the option of the Rights Agent, set forth in writing any action proposed to be taken or
omitted by the Rights Agent with respect to its duties or obligations under this

Agreement and the date on and/or after which such action shall be taken or such omission shall be effective and the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall be not less than one Business Day after the Company receives such application, without the

Company's consent) unless, prior to taking or initiating any such action (or the effective date in the case of an omission), the Rights Agent has received written instructions in response to such application specifying the action to be taken or omitted.

      (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Stock, Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the

Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

       (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default,

neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

      4.4 Change of Rights Agent. The Rights Agent may resign and be discharged
          ----------------------

from its duties under this Agreement upon 90 days' notice (or such lesser notice as is acceptable to the

Company) in writing mailed to the Company and to each transfer agent of Common

Stock by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. The Company may remove the Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the

Rights in accordance with Section 5.9. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated

Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Company),

then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of Ohio or any other

State of the United States, in good standing, which is authorized under such laws to exercise the powers of the Rights Agent contemplated by this Agreement and is subject to supervision or examination by federal or state authority.

After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance,

conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.4,

however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor

Rights Agent, as the case may be.


                                   ARTICLE V

                                 MISCELLANEOUS

      5.1  Redemption. (a) The Board of Directors of the Company may, at its
           ----------

option, at any time prior to the close of business on the Flip-in Date, elect to redeem all (but not less than all) of the then-outstanding Rights at the

Redemption Price, and the Company, at its option, may pay the Redemption Price either in cash or shares of Common Stock or other securities of the Company deemed by the Board of Directors, in the exercise of its sole discretion, to be at least equivalent in value to the Redemption Price.

      (b) Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights (or, if the resolution of the Board of Directors electing to redeem the Rights states that the redemption will not be effective until the occurrence of a specified future time or event, upon the occurrence of such future time or event), without any further action and without any notice,

the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash or securities,

as determined by the Board of Directors. Promptly after the Rights are redeemed,

the Company shall give notice of such redemption to the Rights Agent and the holders of the then-outstanding Rights by mailing such notice in accordance with

Section 5.9.

      5.2 Expiration. The Rights and this Agreement shall expire at the
          ----------

Expiration Time and no Person shall have any rights pursuant to this Agreement or any Right after the Expiration Time, except, if the Rights are exchanged or redeemed, as provided in Section 3.1 or 5.1 hereof.

      5.3 Issuance of New Rights Certificates. Notwithstanding any of the
          -----------------------------------

provisions of this Agreement or of the Rights to the contrary, the Company may,

at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares of stock purchasable upon exercise of

Rights made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock by the Company following the Separation Time and prior to the Expiration Time pursuant to the terms of securities convertible or redeemable into shares of Common Stock or to options, in each case issued or granted prior to, and outstanding at, the

Separation Time, the Company shall issue to the holders of such shares of Common

Stock, Rights Certificates representing the appropriate number of Rights in connection with the issuance or sale of such shares of Common Stock; PROVIDED,

HOWEVER, in each case, (i) no such Rights Certificate shall be issued, if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the

Company or to the Person to whom such Rights Certificates would be issued, (ii)

no such Rights Certificates shall be issued if, and to the extent that,

appropriate adjustment shall have otherwise been made in lieu of the issuance thereof, and (iii) the Company shall have no obligation to distribute Rights

Certificates to any Acquiring Person or Affiliate or Associate of an Acquiring

Person or any transferee of any of the foregoing.

      5.4 Supplements and Amendments. The Company and the Rights Agent may from
          --------------------------

time to time supplement or amend this Agreement without the approval of any holders of Rights (i) prior to the close of business on the Flip-in Date, in any respect and (ii) after the close of business on the Flip-in Date, to make any changes that the Company may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of Rights generally or in order to cure any ambiguity or to correct or supplement any provision contained herein which may be inconsistent with any other provisions herein or otherwise defective. The Rights Agent will duly execute and deliver any supplement or amendment hereto requested by the Company which satisfies the terms of the preceding sentence.

      5.5 Fractional Shares.  If the Company elects not to issue certificates
          -----------------

representing fractional shares upon exercise or redemption of Rights, the

Company shall, in lieu thereof, in the sole discretion of the Board of

Directors, either (a) evidence such fractional shares by depositary receipts issued pursuant to an appropriate agreement between the Company and a depositary selected by it, providing that each holder of a depositary receipt shall have all of the rights, privileges and preferences to which such holder would be entitled as a beneficial owner of such fractional share, or (b) sell such shares on behalf of the holders of the Right and pay to the registered holder of such

Rights the appropriate fraction of price per share received upon such sale.

      5.6 Rights of Action. Subject to the terms of this Agreement (including
          ----------------

Section 3.1(b)), rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the

Rights Agent or of the holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of

Rights, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise such holder's Rights in the manner provided in such holder's

Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

      5.7 Holder of Rights Not Deemed a Stockholder. No holder, as such, of any
          -----------------------------------------

Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares or any other securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any

Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 5.8 hereof), or to receive dividends or subscription rights,

or otherwise, until such Rights shall have been exercised or exchanged in accordance with the provisions hereof.

      5.8 Notice of Proposed Actions. In case the Company shall propose after
          --------------------------

the Separation Time and prior to the Expiration Time (i) to effect or permit occurrence of any Flip-over Transaction or Event or (ii) to effect the liquidation, dissolution or winding up of the Company, then, in each such case,

the Company shall give to each holder of a Right, in accordance with Section 5.9 hereof, a notice of such proposed action, which shall specify the date on which such Flip-over Transaction or Event,

liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of the taking of such proposed action.

      5.9 Notices. Notices or demands authorized or required by this Agreement
          -------

to be given or made by the Rights Agent or by the holder of any Rights to or on the Company shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:


                  Lenox Bancorp, Inc.
                  5255 Beech Street
                  St. Bernard, Ohio  45217

                  Attention:  Corporate Secretary

Any notice or demand authorized or required by this Agreement to be given or made by the Company or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail,

postage prepaid, addressed (until another address is filed in writing with the

Company) as follows:

                  Fifth Third Bank
                  Corporate Trust Dept.
                  M.D. 1090 D2
                  38 Fountain Square Plaza
                  Cincinnati, Ohio  45263

Notices or demands authorized or required by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the

Separation Time, on the registry books of the transfer agent for the Common

Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

      5.10 Suspension of Exercisability. To the extent that the Company
           ----------------------------

determines in good faith that some action will or need be taken pursuant to

Section 3.1 or to comply with federal or state securities laws, the Company may suspend the exercisability of the Rights for a reasonable period in order to take such action or comply with such laws. In the event of any such suspension,

the Company shall issue as promptly as practicable a public announcement stating that the exercisability or exchangeability of the Rights has been temporarily suspended. Notice thereof pursuant to Section 5.9 shall not be required.

      Failure to give a notice pursuant to the provisions of this Agreement shall not affect the validity of any action taken hereunder.

      5.11 Costs of Enforcement. The Company agrees that if the Company or any
           --------------------

other Person the securities of which are purchasable upon exercise of Rights fails to fulfill any of its obligations pursuant to this Agreement, then the

Company or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce such holder's rights pursuant to any Rights or this Agreement.

      5.12 Successors. All the covenants and provisions of this Agreement by or
           ----------

for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

      5.13 Benefits of this Agreement. Nothing in this Agreement shall be
           --------------------------

construed to give to any Person other than the Company, the Rights Agent and the holders of the Rights any legal
or equitable right, remedy or claim under this Agreement and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of the Rights.


      5.14  Determination and Actions by the Board of Directors, etc. (a) The
            ---------------------------------------------------------

Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this

Agreement. All such actions, calculations, interpretations and determinations

(including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors of the Company to any liability to the holders of the Rights.

      (b) In taking any action referred to in Section 5.14 (a), the Board of

Directors shall be entitled to consider, without limitation, the financial and managerial resources and future prospects of an Acquiring Person, the possible effects of the action on the business of the Company and its subsidiaries and on the employees, customers, suppliers and creditors of the Company and its subsidiaries and the effects on the communities in which the Company's and its subsidiaries' facilities are located.

      5.15  Descriptive Headings. Descriptive headings appear herein for
            --------------------

convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      5.16 Governing Law. This Agreement and each right issued hereunder shall
           -------------

be deemed to be a contract made under the laws of the state of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

      5.17 Counterparts. This Agreement may be executed in any number of
           ------------

counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      5.18  Severability. If any term or provision hereof or the application
            ------------

thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unen forceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                    LENOX BANCORP, INC.

                                    By:    _____________________________________
                                    Name:  Virginia M. Deisch
                                    Title: President and Chief Executive Officer


                                    By:    _____________________________________
                                    Name:  Diane P. Hunt
                                    Title: Secretary


                                    THE FIFTH THIRD BANK

                                    By:
                                    Name:
                                    Title:

                                                                       EXHIBIT A
                          [Form of Rights Certificate]
Certificate No. W-                                          ___________Rights

THE RIGHTS ARE SUBJECT TO REDEMPTION OR MANDATORY EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR AFFILIATES OR ASSOCIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BE VOID.

                               Rights Certificate

                               LENOX BANCORP, INC.

      This certifies that__________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Stockholder Protection Rights Agreement, dated as of May 5,

1999 (as amended from time to time, the "Rights Agreement"), between Lenox

Bancorp, Inc., an Ohio corporation (the "Company"), and The Fifth Third Bank, as

Rights Agent (the "Rights Agent," which term shall include any successor Rights

Agent under the Rights Agreement), to purchase from the Company at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the close of business on May 27, 2009, one-half of one share of Common

Stock of the Company, without par value per share (the "Common Stock"), of the

Company (subject to adjustment as provided in the Rights Agreement) at the

Exercise Price referred to below, upon presentation and surrender of this Rights

Certificate with the Form of Election to Exercise duly executed at the principal office of the Rights Agent in Cincinnati, Ohio. The Exercise Price shall initially be $55.00 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

          In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase securities of an entity other than the Company or securities or assets of the

Company other than Common Stock, all as provided in the Rights Agreement.

          This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which

Rights Agreement reference is hereby made for a full description of the rights,

limitations of rights, obligations, duties and immunities hereunder of the

Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are available without cost upon written request.

          This Rights Certificate, with or without other Rights Certificates,

upon surrender at the office of the Rights Agent designated for such purpose,

may be exchanged for another Rights Certificate or Rights Certificates of like tenor evidencing an aggregate number of Rights equal to the aggregate number of

Rights evidenced by the Rights Certificate or Rights Certificates surrendered.

If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, each Right evidenced by this Certificate may be (a) redeemed by the Company under certain circumstances, at its option, at a redemption price of $0.01 per Right or (b)

exchanged by the Company under certain circumstances, at its option, for one share of Common Stock (or, in certain cases, other securities or assets of the Company), subject in each case to adjustment in certain events as provided in the Rights Agreement.

          No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of any securities which may at any time be issuable on the exercise hereof, nor shall any thing contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the

Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

          This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Date:  _________________________

ATTEST:                                       LENOX BANCORP, INC.


______________________________                By: ___________________________
Diane P. Hunt                                      Virginia M. Deisch
Secretary                                         President and Chief Executive
                                                   Officer

Countersigned:

______________________________


By: __________________________
      Authorized Signature

                  [FORM OF REVERSE SIDE OF RIGHTS CERTIFICATE]

                               FORM OF ASSIGNMENT
                               ------------------

            (To be executed by the registered holder if such holder
                  desires to transfer this Rights Certificate.)


      FOR VALUE RECEIVED__________________________________ hereby sells,

 assigns and transfers unto _________________________________________________
                            (Please print name

_____________________________________________________________________________
            and address of transferee)

this Rights Certificate, together with all right, title and interest therein,

and does hereby irrevocably constitute and appoint ________________________

Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:      _________, 19 _


Signature Guaranteed:               __________________________________________
                                    Signature
                                    (Signature must correspond to name as
                                    written upon the face of this Rights
                                    Certificate in every particular, without alteration or enlargement or any change whatsoever)


      Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee Medallion program), pursuant to SEC Rule 17Ad-15.




____________________________________________________________________________
(To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                              -------------------------
                              Signature


 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


                                     NOTICE
                                     ------


      In the event the certification set forth above is not completed in connection with a purported assignment, the Company will deem the Beneficial Owner of the Rights evidenced by the enclosed Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.

                   [To be attached to each Rights Certificate]

                          FORM OF ELECTION TO EXERCISE
                          ----------------------------

     (To be executed if holder desires to exercise the Rights Certificate.)

TO:   LENOX BANCORP, INC.

      The undersigned hereby irrevocably elects to exercise the whole Rights represented by the attached Rights Certificate to purchase the shares of Common

Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

                        -----------------------------------
                        Address:
                        -----------------------------------

                        -----------------------------------

                        Social Security or Other taxpayer
                        Identification Number:
                        -----------------------------------

If such number of Rights shall not be all the Rights evidenced by this Rights

Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:


                        -----------------------------------
                        Address:
                        -----------------------------------

                        -----------------------------------

                        Social Security or Other taxpayer
                        Identification Number:
                        -----------------------------------


Dated:____________, 19___

Signature Guaranteed:               ________________________________________
                                    Signature
                                    (Signature must correspond to name as
                                    written upon the face of this Rights
                                    Certificate in every particular, without alteration or enlargement or any change whatsoever)

          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                            (To be completed if true)

          The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by the attached Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                          -------------------------
                                          Signature

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                     NOTICE
                                     ------

  In the event the certification set forth above is not completed in connection with a purported exercise, the Company will deem the Beneficial Owner of the Rights evidenced by the attached Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.




                                     -2-